SCHEDULE 14C INFORMATION

Information Statement Pursuant to
Section 14(c) of the Securities Exchange Act of 1934

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MOLIRIS CORP.

(Name of Registrant as Specified in Its Charter)

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MOLIRIS CORP.
3221 Collinsworth Street
Suite 300
Ft. Worth, TX 76107
(817) 335-5900

INFORMATION STATEMENT

Pursuant to Regulation 14C
Promulgated Under
the Securities Exchange Act of 1934, as amended

      This Information Statement is being mailed or otherwise furnished to shareholders of MOLIRIS CORP., a Florida corporation (the “Company”), on or about March 9, 2005, in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of Common Stock to approve an amendment to our Articles of Incorporation, as amended (the “Amendment”). The purpose of the Amendment is to effect a reverse split (the “Reverse Stock Split”) of our issued and outstanding Common Stock, $.001 par value per share (the “Common Stock”) pursuant to which each twenty (20) shares of our issued and outstanding Common Stock as of the record date of the Reverse Stock Split was combined and consolidated into one (1) share of Common Stock immediately following the Reverse Stock Split.

      Our Board of Directors approved the Amendment on February 18, 2005, and recommended that the Amendment be approved by our shareholders. The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Florida law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. On February 18, 2005, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.

      We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

      The Amendment will be filed with the Secretary of State of the State of Florida and will be effective 20 days after the mailing of this Information Statement

      Shareholders of record at the close of business on February 18, 2005 (the “Record Date”), are entitled to receive this Information Statement. As the Amendment has been duly approved by shareholders holding a majority of the outstanding shares of Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

      We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is March 8, 2005

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION,
TO EFFECT A 20 FOR 1 REVERSE STOCK SPLIT

      On February 18, 2005, our Board of Directors voted to authorize and recommend that our shareholders approve the Amendment to effect the Reverse Stock Split. Also on February 18, 2005, shareholders representing a majority of the shares of our Common Stock outstanding consented in writing to the Amendment.

      The terms of the Reverse Stock Split provide for each twenty (20) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the “Old Shares”) will be automatically converted into one (1) share of our Common Stock (the “New Shares”), thereby reducing the number of shares of our Common Stock issued and outstanding.

      The Amendment does not change the par value designation of our Common Stock, or the number of shares of our Common Stock authorized for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

      Our Board of Directors believes that the relatively low per-share market price of our Common Stock impairs the acceptability of our Common Stock to certain members of the investing public, as well as the viability of our current business plan. Because of the current low price of our Common Stock, our credibility as a viable business enterprise is negatively impacted. Specifically, many analysts will not or are not permitted to initiate coverage on any securities that trade below $5.00. In addition, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

      Because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our Common Stock at its current price levels.

Also, our Board of Directors believes that some potential executives and other employees are less likely to consider working for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our Common Stock (of which there can be no assurance), our Board of Directors believes this increase could enhance our Company’s ability to attract and retain key executives and other employees. The reduction in the number

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of outstanding shares is expected to increase the bid price of our Common Stock, although there can be no assurance that the price will increase in inverse proportion to the ratio of the Reverse Stock Split ratio.

      For these reasons our Board of Directors has chosen to adopt and recommend the Reverse Stock Split.

      The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.

      The Reverse Stock Split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the Reverse Stock Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Stock Split. After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the Effective Date.

      The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, the split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

      The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders’ equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

      The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split, but determined that the availability of additional shares may be beneficial to our Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares.

      Because the Reverse Stock Split results in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing

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shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Company’s common stock, if the same was so offered by a party attempting a hostile takeover of the Company. The Company is not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

      The Reverse Stock Split and the other terms of the Amendment will have the following effects upon our Common Stock:

•	The number of shares owned by each holder of Common Stock will be reduced by the ratio of twenty (20) to one (1), reducing the number of shares of our Common Stock outstanding from 46,940,000 shares, to approximately 2,347,000 shares;

•	The number of shares of Common Stock we are authorized to issue will remain the same at 50,000,000 shares; and

•	The par value of our Common Stock will remain the same.

      The New Shares will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our Common Stock. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares. Each shareholder’s percentage ownership of the New Shares will not be altered.

      Because the number of authorized shares of our Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of our Common Stock as a result of the Reverse Stock Split. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

      We have no present intention of seeking to terminate our registration and our reporting requirements under the Exchange Act.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT

      The Reverse Stock Split will be effective 20 days after this Information Statement is filed and mailed to all shareholders on March 9, 2005. Accordingly, the Company calculates the effective date to be March 29, 2005 (the “Effective Date”). As soon as practicable after the Effective Date, our transfer agent, Signature Stock Transfer, will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate

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representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

      Under the laws of the State of Florida, shareholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

VOTE REQUIRED

      The Amendment requires the approval of the holders of a majority of the outstanding shares of our Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 46,940,000 shares of our Common Stock outstanding as of February 18, 2005. On that date, shareholders representing 28,000,000 shares (60%) of our Common Stock, which is a majority of the shares outstanding, consented in writing to the Amendment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

      EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

      No gain or loss should be recognized by a shareholder of our Company upon such shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged therefor. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding ownership of our Company’s Common Stock as of February 18, 2005, the date the proposed Reverse Stock Split was approved by our shareholders, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. All references to share ownership are presented on a pre-reverse split basis.

		Amount and Nature of
	Name and Address	Beneficial	Percent
Title of Class	of Beneficial Owner	Ownership	of Class
Common	Clyde R. Parks(1)	28,000,000	60%
	8500 Stemmons Freeway
	Suite 5050
	Dallas, TX 75225

Common	All Officers and Directors	28,000,000	60%
	as a Group

(1)	Officer and/or director of our Company.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde R. Parks

Clyde R. Parks, Chairman

Fort Worth, Texas
March 8, 2005

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF MOLIRIS CORP.

      Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), Moliris Corp., a corporation organized and existing under and by virtue of the FBCA (the “Corporation”), does hereby certify:

      FIRST: That the Board of Directors of the Corporation, by unanimous consent pursuant to Section 607.0821 of the FBCA, adopted a resolution setting forth and declaring advisable the following proposed amendment to the Articles of Incorporation, as amended, of the Corporation:

RESOLVED, that a new paragraph 3 be added to the end of Article V of the Corporation’s Amended Articles of Incorporation, as amended, to read in its entirety as follows:

         “3. Effective upon the filing of a Articles of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida (the “Effective Date”), each twenty (20) shares of Common Stock, $0.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $0.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock. Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No certificates representing fractional share interests will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Old Common Stock.”

      SECOND: That thereafter, pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation, and the necessary number of shares as required by statute was voted in favor of the amendment by means of a written consent of stockholders.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act.

      FOURTH: That this Certificate of Amendment shall be effective 20 days after the filing hereof.

      IN WITNESS WHEREOF, the Corporation has caused these articles of amendment to be signed by Clyde R. Parks, its Chief Executive Officer, this 8th day of March, 2005.

MOLIRIS CORP.
By:	/s/ Clyde R. Parks
Clyde R. Parks, Chief Executive Officer